Gulf Resources Begins Trial Production on New Chemical Additives Production Line for Wastewater Treatment

Press Release Source: Gulf Resources, Inc. On Monday June 21, 2010, 8:30 am EDT

NEW YORK and SHANDONG, China, June 21 /PRNewswire-Asia-FirstCall/ -- Gulf Resources, Inc. (Nasdaq:GFRE - News) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that that the Company has completed the construction of its new chemical additives production line for wastewater treatment and started trial production.

The Company reaffirms the revenue contribution of approximately $9 to $10 million in the first year of operation with an estimated gross profit margin of approximately 40%. This reflects approximately $3.2 million in incremental revenue for fiscal year 2010, which was included in the revenue guidance of $146 million to $150 million announced on April 14, 2010 and reaffirmed on May 14, 2010. The new production line is expected to have an annual production capacity of 3,000 metric tons of chemical additives and will start formal production approximately two months from the start of the trial production.

"We commenced the construction of the wastewater treatment production line in January 2010 and completed the construction two weeks earlier than originally planned. We are also trying to start formal production early in order to maximize revenue contribution from the production line this year. We believe in the growth potential of this product segment as water quality is an area of concern for the Chinese government, which prompts continued investment in domestic wastewater treatment systems and supports the quickly increasing demand for wastewater treatment chemicals," said Mr. Xiaobin Liu, Chief Executive Officer of Gulf Resources. "The in-house development and commercialization of bromine-based chemicals shows our ability to move operations downstream in the bromine production industry and further leverage our technology and bromine resources."

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxing Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit http://www.gulfresourcesinc.cn .

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Gulf Resources, Inc.
David Wang, VP of Finance
Email: gfre.2008@vip.163.com

Helen Xu
Email: beishengrong@vip.163.com
Web: http://www.gulfresourcesinc.cn

CCG Investor Relations Inc.
Linda Salo, Sr. Financial Writer
Phone: +1-646-922-0894
Email: linda.salo@ccgir.com

Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com